Exhibit 99.1


                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077




For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

                    Transaction Systems Architects Announces
                   Receipt of NASDAQ Letter of Non-Compliance

(OMAHA, Neb.--August 15, 2002)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce solutions, announced that it has received a letter today from The Nasdaq Stock Market, Inc. informing the Company that it is in violation of NASDAQ Marketplace Rule 4310(c)(14), which requires the Company to obtain a review of interim financial information from the Company's independent auditors.

The Company announced on August 14, 2002 that the Company's auditors have advised them they will not be able to complete their review of the Company's financial statements for the three and nine-month periods ended June 30, 2002 until its re-audit of fiscal years 1999, 2000 and 2001 is complete. The re-audit process has begun and the Company is working with KPMG LLP to complete this process.

While the NASDAQ letter points out that a continuation of this violation could subject the Company's securities to delisting, the Company will request a hearing on this matter. The Company currently anticipates that a hearing will be held within three weeks from the date of the Company's request for such hearing. At the hearing, the Company will be asking NASDAQ to allow the Company's stock to continue to trade until the completion of the re-audit process and the associated financial statements are filed. Once the re-audit process for fiscal years 1999, 2000 and 2001 is complete, and the associated financial statements are filed, the Company will be in compliance with NASDAQ Marketplace Rule 4310(c)(14).

Pending the hearing, effective August 19, 2002, the Company's Common Stock will trade on the NASDAQ National Market under the symbol "TSAIE." Once the re-audit is complete and the

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Company's financial statements are re-filed, the Company will seek NASDAQ approval to trade once again under the symbol "TSAI."


AboutTransaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,750 product systems in 71 countries on six continents.


Forward-Looking Statements and Risks

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

o As noted above, the Company intends to request a hearing with The Nasdaq Stock Market, Inc. to ask that its common stock continue to be listed for trading until completion of the re-audit. The Company has commenced the re-audit process and will complete the re-audit as soon as is reasonably practicable. The Company is hopeful that the request to allow the Company's common stock to continue to be listed will be granted. However, there is no assurance that the Company will be successful in this regard. Accordingly, the delisting of our common stock could adversely affect the price of a share of common stock and the ability of our stockholders to sell their shares of our common stock.

o As a result of the Company's announcement to conduct a re-audit of its financial statements for fiscal years 1999, 2000 and 2001, the Company may be subject to inquiry or investigation by governmental authorities, including the Securities and Exchange Commission. In the event that the Company becomes subject to such an inquiry or investigation, the Company will fully cooperate with such inquiry or investigation. There is a risk that such an inquiry or investigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o In the past, private securities class action litigation has been brought against companies after events occurred that caused volatility in market prices. Due to the recent announcement of the re-audit of our financial statements, there is a risk that private securities litigation may be brought against the Company. There is a risk that such litigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o The decision to re-audit the Company's consolidated financial statements for fiscal years 1999, 2000 and 2001 will result in the Company being required to restate the financial results for one or more prior periods. Management currently believes that in respect of the transaction that gave rise to the need for a re-audit, the aggregate net income for fiscal years 1999, 2000, and 2001 may not be materially different than previously reported, though the calendar quarters in which net income previously reported, and the classification of such items, may change. The re-audit could also result in the Company's independent accountants proposing changes to other items of income and expense and the application of accounting principles unrelated to the transactions currently under consideration. The Company is uncertain whether the re-audit

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         or restatement of any prior period would have a material adverse effect on the Company's customers, suppliers or other business relationships.

o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

o The Company's stock price may become volatile, in part, due to the announcement of its intention to re-audit its consolidated financial statements for fiscal years 1999, 2000 and 2001, and any resulting restatement of any prior fiscal period. The stock price may fluctuate until the CEO and CFO make the required certifications pursuant to the Sarbanes-Oxley Act of 2002. Fluctuations in quarterly operating results may also result in volatility in the Company's stock price. No assurance can be given that operating results will not vary. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry.


For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.